CUSIP NO. 85205L107
Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the amendment to the statement on Schedule 13G to which this Agreement is annexed as Exhibit 99.1, including subsequent amendments thereto, is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 11, 2022

PFIZER INC.
By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Assistant Secretary

PF EQUITY HOLDINGS 3 B. V.

By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Attorney-in-Fact